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                                                                     Exhibit (h)


                  Van Kampen Dynamic Credit Opportunities Fund



                    [-] Common Shares of Beneficial Interest

                            Par Value $0.01 Per Share



                             UNDERWRITING AGREEMENT


June 26, 2007


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                             UNDERWRITING AGREEMENT

                                                                  June [-], 2007


UBS Securities LLC
Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
Oppenheimer & Co. Inc.
RBC Capital Markets Corporation
Wells Fargo Securities, LLC
Robert W. Baird & Co. Incorporated
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Ferris, Baker Watts, Incorporated
Stifel, Nicolaus & Company, Incorporated as Representatives

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

         Van Kampen Dynamic Credit Opportunities Fund, a statutory trust organized and existing under and by virtue of the laws of the State of Delaware (the "Fund"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of [-] common shares of beneficial interest (the "Firm Shares"), par value $0.01 per share (the "Common Shares"), of the Fund. In addition, solely for the purpose of covering over-allotments, the Fund proposes to grant to the Underwriters the option to purchase from the Fund up to an additional [-] Common Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is defined below. UBS Securities LLC ("UBS Securities") and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and, together with UBS Securities, the "Managing Representatives") will act as managing representatives for the Underwriters.

         The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Securities Act"), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "Investment Company Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File Nos. 333-141816 and 811-22043), including a prospectus and a statement of additional information, relating to the Shares. In addition, the Fund has filed a Notification of Registration on Form N-8A (the "Notification") pursuant to
Section 8 of the Investment Company Act.

         Except where the context otherwise requires, "Preliminary Prospectus," as used herein, means each prospectus (including the statement of additional information incorporated therein by reference) included in such registration statement, or amendment thereof, before it became effective under the Securities Act and any prospectus (including the statement of additional information incorporated therein by reference) filed with the Commission by the Fund with the consent of the Managing Representatives on behalf of the Underwriters, pursuant to Rule 497(a) under the Securities Act.



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         Except where the context otherwise requires, "Registration Statement,"
as used herein, means the registration statement, as amended at the time of such registration statement's effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the "Effective Time"), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.


         Except where the context otherwise requires, "Prospectus," as used herein, means the final prospectus (including the statement of additional information incorporated therein by reference) as filed by the Fund with the Commission (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time, in each case in the form furnished by the Fund to you for use by the Underwriters and by dealers in connection with the confirmation of sales in the offering of the Shares.

         "Pricing Prospectus" means the Preliminary Prospectus that is included in the Registration Statement, or otherwise furnished by the Fund to you for use by the Underwriters and by dealers in connection with the offering of the Shares, immediately prior to the Applicable Time (as defined below) and any amendment or supplement to such Preliminary Prospectus from the Applicable Time through the Closing Time (as defined herein below).

         "Pricing Information" means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the Prospectus dependent upon such information.

         "Disclosure Package" means the Pricing Prospectus taken together with the Pricing Information.

         "Sales Materials" means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a "written communication" (as defined in Rule 405 under the Securities Act) used in connection with a "road show" or a "bona fide electronic road show" (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (collectively, "Road Show Materials").

         "Applicable Time" means the time as of which this Underwriting Agreement was entered into, which shall be [-] p.m. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to by the Fund and the Managing Representatives on behalf of the Underwriters).

         The Fund has prepared and filed, in accordance with Section 12 of Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), a registration statement (as amended, the "Exchange Act Registration Statement") on Form 8-A (File No. 001-33545) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

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         Van Kampen Asset Management, a Delaware statutory trust (the
"Adviser"), will act as the Fund's investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Adviser, dated as of [-], 2007 (the "Investment Advisory Agreement"). Avenue Europe International Management, L.P., a [-] limited partnership (the "Subadviser") will act as the Fund's investment sub-adviser pursuant to an Investment Subadvisory Agreement among the Adviser and the Subadviser dated as of [-], 2007 (the "Subadvisory Agreement"). State Street Bank and Trust Company will act as the custodian (the "Custodian") of the Fund's cash and portfolio assets pursuant to the Custodian Agreement, dated as of August 1, 1997, as amended May 24, 2001 (the "Custodian Agreement"). Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A. will act together as the Fund's transfer agent, registrar, and dividend paying agent (the "Transfer Agent") pursuant to a Transfer Agency and Service Agreement, dated as of January 1, 2002 (the "Transfer Agency Agreement"). The Adviser and UBS Securities LLC have entered into a Shareholder Servicing Agreement dated June [-], 2007 (the "Shareholder Servicing Agreement"). The Adviser has also entered into a Marketing and Structuring Fee Agreement with Morgan Stanley dated June [-], 2007 (the "Marketing and Structuring Fee Agreement"). The Adviser has also entered into an Incentive Fee Agreement with Raymond James & Associates, Inc. dated June [-], 2007 (the "Raymond James Incentive Fee Agreement"). The Adviser has also entered into an Incentive Fee Agreement with Oppenheimer & Co. Inc. dated June [-], 2007 (the "Oppenheimer Incentive Fee Agreement" and, together with the Shareholder Servicing Agreement, the Marketing and Structuring Fee Agreement and the Raymond James Incentive Fee Agreement, the "Shareholder Servicing Agreements"). The Fund has also entered into a Chief Compliance Officer Agreement with John Sullivan dated July 15, 2004 (the "CCO Agreement"). The Fund and the Adviser have entered into a Subscription Agreement dated as of May 10, 2007 (the "Subscription Agreement"). The Fund has entered into an Accounting Services Agreement with the Adviser, dated May 21, 1997 (the "Accounting Agreement"). In addition, the Fund has adopted a dividend reinvestment plan (the "Dividend Reinvestment Plan") pursuant to which holders of Shares may have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

         As used in this Underwriting Agreement, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading. The terms "herein," "hereof," "hereto," "hereinafter" and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term "or," as used herein, is not exclusive.

         The Fund, the Adviser and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $19.10 per Share. The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

         In addition, the Fund hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Fund, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of

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the Firm Shares, at the same purchase price per Share to be paid by the
Underwriters to the Fund for the Firm Shares. This option may be exercised by the Managing Representatives on behalf of the several Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Fund. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Additional Shares Closing Time"); provided, however, that the Additional Shares Closing Time shall not be earlier than the Firm Shares Closing Time (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date of such notice. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares).

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at a time mutually agreed upon by the parties on the third business day following the date of this Underwriting Agreement (unless another date shall be agreed to by the Fund and the Managing Representatives on behalf of the Underwriters). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Firm Shares Closing Time." Certificates for the Firm Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify on the second business day preceding the Firm Shares Closing Time. For the purpose of expediting the checking of the certificates for the Firm Shares by the Representatives, the Fund agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Firm Shares Closing Time.

         Payment of the purchase price for the Additional Shares shall be made at the Additional Shares Closing Time in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify no later than the second business day preceding the Additional Shares Closing Time. For the purpose of expediting the checking of the certificates for the Additional Shares by the Representatives, the Fund agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Additional Shares Closing Time. The Firm Shares Closing Time and the Additional Shares Closing Time are sometimes referred to herein as the "Closing Times."

3. Representations and Warranties of the Fund and the Adviser. Each of the Fund and the Adviser jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

         (a) (i) (A) the Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of any

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                  Preliminary Prospectus or Sales Materials or of the Prospectus
                  or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Fund's knowledge, are contemplated by the Commission; and (C) the Exchange Act Registration
                  Statement has become effective as provided in Section 12 of the Exchange Act;

                  (ii) (A) the Registration Statement complied at the Effective Time, complies as of the date hereof and will comply, as amended or supplemented, at the Firm Shares Closing Time, at each Additional Shares Closing Time, if any, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act and the Investment Company Act; (B) each Preliminary Prospectus and the Prospectus complied, at the time it was filed with the Commission, and the Prospectus complies as of the date hereof and, as amended or supplemented, at the Firm Shares Closing Time, each Additional Shares Closing Time, if any, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, will comply, in all material respects with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (C) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in all material respects with the requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the National Association of Securities Dealers, Inc. (the "NASD");

                  (iii) (A) (1) the Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Firm Shares Closing Time and each Additional Shares Closing Time, if any, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Firm Shares Closing Time did or will the Disclosure Package, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) of the Securities Act pursuant to Rule 482 under the Securities Act), as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Firm Shares Closing Time, the latest Additional Shares Closing Time, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund and the Adviser makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with

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         information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the Managing Representatives to the Fund expressly for use in the Registration Statement, the Disclosure Package or the Prospectus as described in Section 9(f) hereof; and provided, further that if any event occurs during any of the periods referred to in clauses (B), (C) or (D) of this Section 3(a)(iii) as a result of which it is necessary to amend or supplement the Prospectus, the Disclosure Package or the Sales Materials, as applicable, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, and the Disclosure Package, the Sales Materials or the Prospectus, as applicable, is amended or supplemented in connection therewith in accordance with Section 5(d) of this Underwriting Agreement, such amendment or supplement shall be deemed, for purposes of this Section 3(a)(iii), to have been made contemporaneously with the occurrence of such event.

         (b) (i) The Fund has been duly formed, is validly existing as a statutory trust under the laws of State of Delaware, with full power and authority to conduct all the activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund; (iii) the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Pricing Prospectus and the Prospectus, except those the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Fund; and (iv) the Fund has no subsidiaries.

         (c) The outstanding and authorized capitalization of the Fund is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The Common Shares conform in all material respects to the description of them in the Pricing Prospectus and the Prospectus. All the outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as described in the Registration Statement, the Pricing Prospectus and the Prospectus). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as described in the Registration Statement, the Pricing Prospectus and the Prospectus). No person is entitled to any preemptive or other similar rights with respect to the issuance of the Shares.

         (d) The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement (a "Final Amendment"), if not already filed, all action under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund.

         (e) The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Accounting Agreement, the CCO Agreement and the Subscription

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                  Agreement (collectively, the "Fund Agreements") and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (ii) each Fund Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "Advisers Act"), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (A) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, whether statutorily or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (B) except as rights to indemnity thereunder may be limited by federal or state securities laws.

         (f) None of (i) the execution and delivery by the Fund of the Fund Agreements, (ii) the issue and sale by the Fund of the Shares as contemplated by this Underwriting Agreement and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, (x) the Declaration of Trust or the By-laws of the Fund, or (y) any material agreement or instrument to which the Fund is a party or by which the Fund is bound, or (z) any law, rule or regulation, order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund (which conflict with or breach in any such case (y), either individually or in the aggregate, would have a material adverse effect on the Fund), other than state securities or "blue sky" laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

         (g) The Fund is not currently in material breach of, or in material default under, any material written agreement or instrument to which it is a party or by which it or its property is bound or affected.

         (h) No person has any right to the registration of any securities of the Fund because of the filing of the registration statement.

         (i) No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (i) the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Fund, (ii) have been obtained under the Securities Act, the Exchange Act, the Investment Company Act, or the Advisers Act, and (iii) may be required by the NYSE, the Chicago Stock Exchange, NASD, or under state securities or "blue sky" laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

         (j) The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE and the Chicago Stock Exchange and the Notification has become effective.

         (k) Deloitte & Touche LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Securities Act and the Investment Company Act.

         (l) The statement of assets and liabilities included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis, the financial position of the Fund as of the date indicated.

         (m) The Fund will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

         (n) Since the date as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, business prospects, properties, net assets or results of operations of the Fund (other than changes resulting from changes in the equity markets generally), whether or not arising in the ordinary course of business,
                  (ii) there have been no transactions entered into by the Fund other than those in the ordinary course of its business or incident to its organization and (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund's capital shares.

         (o) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (i) might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund or might materially adversely affect the properties or assets of the Fund or (ii) is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and is not so described as required; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

         (p) Except for stabilization transactions conducted by the Underwriters, and except for tender offers, Share repurchases and the issuance or purchase of Shares pursuant to the Fund's Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Shares in violation of applicable federal securities laws.

         (q) The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

         (r) The Fund has not distributed and, prior to the later to occur of the (i) date of the last Closing Time and (b) completion of the distribution of the Shares, will not distribute any offering material in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials and the Prospectus.

         (s) To the knowledge of the Fund or the Adviser after due inquiry, there are no Sales Materials other than the definitive client brochure and the broker fact sheet, which were filed with the NASD on May [-], 2007; and no Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Adviser, the Subadviser or any representative thereof for use in connection with the public offering or sale of the Shares nor any Sales Materials contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (t) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement to any of them), to the Fund's or the Adviser's knowledge, as the case may be, after due inquiry, no trustee of the Fund is an "interested person" (as defined in the Investment Company
                  Act) of the Fund or an "affiliated person" (as defined in the Investment Company Act) of any Underwriter listed in Schedule A hereto.

         In addition, any certificate signed by any officer of the Fund and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Share shall be deemed to be a representation and warranty by the Fund as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Adviser. The Adviser represents to each Underwriter as of the date of this Underwriting Agreement, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

         (a) The Adviser has been duly formed, is validly existing as a statutory trust under the laws of the State of Delaware with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and the Adviser is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified; and the Adviser owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus.

         (b) The Adviser is (i) duly registered as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as the investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Subadvisory Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus.

         (c) The Adviser has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Subadvisory Agreement, the Subscription Agreement and the Shareholder Servicing Agreements (collectively, the "Adviser Agreements"), and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Adviser Agreement has been duly and validly authorized, executed and delivered by the Adviser; none of the Adviser Agreements violates any of the applicable provisions of the Investment Company Act or the Advisers Act; and assuming due authorization, execution and delivery by the other parties thereto, each Adviser Agreement constitutes a legal, valid and binding obligation of the Adviser, enforceable in accordance with its terms, (i) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) except as rights to indemnity thereunder may be limited by federal or state securities laws.

         (d) Neither (i) the execution and delivery by the Adviser of any Adviser Agreement nor (ii) the consummation by the Adviser of the transactions contemplated by, or the performance of its obligations under any Adviser Agreement conflicts or will conflict with, or results or will result in a breach of, the Declaration of Trust or By-Laws of the Adviser or any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Adviser.

         (e) No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by the Adviser of its obligations under, any Adviser Agreement, as the case may be, except such as (i) have been obtained under the Securities Act, the Investment Company Act, or the Advisers Act, and (ii) may be required by the NYSE, the Chicago Stock Exchange, or under state securities or "blue sky" laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement.

         (f) The description of the Adviser and its business and the statements attributable to the Adviser in the Registration Statement, the Pricing Prospectus and the Prospectus comply with the requirements of the Securities Act and the Investment Company Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Pricing Prospectus and the Prospectus in light of the circumstances in which they were made) not misleading.

         (g) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to the knowledge of the Adviser, threatened against or affecting the Adviser except such which (i) is not of a nature required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and (ii) if determined adversely would not result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Adviser or the ability of the Adviser to fulfill its respective obligations under any Adviser Agreement.

         (h) Except for stabilization activities conducted by the Underwriters and except for tender offers, Share repurchases and the issuance or purchase of Shares pursuant to the Fund's Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus and the Prospectus, the Adviser has not taken and will not take, directly or indirectly, any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Shares in violation of applicable federal securities laws.

         (i) In the event that the Fund or the Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means such as to constitute a bona fide electronic road show, the Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are designed and reasonably expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

         In addition, any certificate signed by any officer of the Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Adviser as to matters covered thereby, to each Underwriter.

5.       Agreements of the Parties.

         (a) If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a Final Amendment, if not previously filed, with the Commission, and will use its commercially reasonable best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Managing Representatives when the Registration Statement or any amendment thereto has become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its commercially reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, the Fund will file a 430A Prospectus pursuant to Rule 497(h) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(b) or a certification pursuant to Rule 497(j) under the Securities Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time. In either case, the Fund will provide the Managing Representatives satisfactory evidence of the filing. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which distribution of the Shares is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representatives a reasonable time before its filing and the Managing Representatives have not objected to it in writing within a reasonable time after receiving the copy.

         (b) For the period of three years from the date hereof, the Fund will advise the Managing Representatives promptly (i) of the issuance by the Commission of any order in respect of the Fund (other than an effectiveness order with respect to an offering of preferred shares of beneficial interest), or in respect of the Adviser, which relates to the Fund and would materially adversely affect the ability of the Adviser to perform its respective obligations to the Fund, (ii) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement,
                  (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund (other than communications with respect to an offering of preferred shares of beneficial interest), the Registration Statement, the Notification, any Preliminary Prospectus, the Sales Materials, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any court, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, of any order, ruling or decree, or the threat in writing to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

         (c) If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representatives, without charge, a signed copy of the Registration Statement, the Exchange Act Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) to either the Registration Statement, the Exchange Act Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Managing Representatives may reasonably request.

         (d) During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Representatives, the Underwriters and any dealers, at such office or offices as the Representatives may designate, as many copies of the Prospectus as the Representatives may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, submit to the Managing Representatives, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representatives will furnish to the
                  Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, be misleading in any material respect and will comply with the Securities Act and the Investment Company Act. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

         (e) The Fund will make generally available to holders of the Fund's securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

         (f) If the transactions contemplated by this Underwriting Agreement are consummated, the Fund shall pay all costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement (to the extent such expenses do not, in the aggregate, exceed $0.04 per Share), including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the Shares and the preparation and delivery of certificates for the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the jurisdictions referred to in the foregoing paragraph, including the reasonable fees and disbursements of counsel, if any, for the Underwriters in that connection, and the preparation and printing of any preliminary and supplemental "blue sky" memoranda, (iv) the furnishing (including costs of design, production, shipping and mailing) to the Underwriters and dealers of copies of each Preliminary Prospectus relating to the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) the filing requirements of the NASD, in connection with its review of the financing, including filing fees and the fees, disbursements and other charges of counsel for the Underwriters in that connection, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Fund to the Underwriters, (vii) the listing of the Shares on the NYSE and the Chicago Stock Exchange and (viii) the transfer agent for the Shares. To the extent the foregoing costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement exceed, in the aggregate, $0.04 per Share, the Adviser or an affiliate will pay all such excess costs and expenses. The Fund and the Adviser may otherwise agree among themselves as to the payment of the foregoing expenses, whether or not the transactions contemplated by this Underwriting Agreement are consummated, provided, however, that in no event shall the Underwriters be obligated to pay any of the foregoing expenses.

         (g) If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (x) the Fund or the Adviser pursuant to any of the provisions hereof or (y) by the Representatives or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Adviser to comply with any material terms of this Underwriting Agreement or because any of the conditions in Section 6 are not satisfied, the Adviser or the Adviser's affiliates and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares, provided, however, that the Fund and the Adviser shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Adviser and the other Underwriters for damages occasioned by its default.

         (h) Without the prior written consent of the Managing Representatives, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the date of the Effective Time, except for the Shares as described in the Prospectus and any issuances of Common Shares pursuant to the Dividend Reinvestment Plan and except in connection with any offering of preferred shares of beneficial interest as contemplated by the Prospectus.

         (i) The Fund will use its commercially reasonable best efforts to cause the Shares to be listed on the NYSE and the Chicago Stock Exchange prior to the date the Shares are issued, subject only to official notice of the issuance thereof, and comply with the rules and regulations of such exchange.

         (j) The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, and as of each of the Closing Times, of the representations of the Fund and the Adviser in this Underwriting Agreement, to the accuracy and completeness of all material statements made by the Fund, the Adviser or any of its respective officers in any certificate delivered to the Managing Representatives or their counsel pursuant to this Underwriting Agreement, to performance by the Fund and the Adviser of their respective obligations under this Underwriting Agreement and to the satisfaction (or waiver in writing by the Managing Representatives on behalf of the Underwriters) of each of the following additional conditions:

         (a) The Registration Statement must have become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representatives consent to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

         (b) No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representatives.

         (c) Since the dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any change in the Common Shares or the liabilities of the Fund except as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (ii) there must not have been any change or a development involving a prospective change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund, the Adviser or the Subadviser whether or not arising from transactions in the ordinary course of business as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (iii) the Fund must not have sustained any loss or interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or that is not reflected in the Registration Statement, the Pricing Prospectus or the Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Pricing Prospectus and the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect; if, in the sole judgment of the Managing Representatives, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Pricing Prospectus.

         (d) The Managing Representatives must have received as of each Closing Time a certificate, dated such date, of the President, a Vice-President or an Executive Director and the Chief Financial Officer, Treasurer or Assistant Treasurer of each of the Fund and the Adviser certifying (in their capacity as such officers and, with respect to clauses (ii), (iii) and (vi) below, on behalf of the Fund and the Adviser, as the case may
                  be) that (i) the signers have carefully examined the Registration Statement, the Prospectus, the Pricing Prospectus and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Adviser (with respect to the certificates from such officers of the Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) or the Adviser (with respect to the certificates from such officers of the Adviser), which change would materially and adversely affect the ability of the Fund or the Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement (with respect to the certificates from such officers of the Fund and the Adviser), the Investment Advisory Agreement (with respect to the certificates from such officers of the Fund and the Adviser) or the Subadvisory Agreement (with respect to the certificates from such officers of the Adviser), whether or not arising from transactions in the ordinary course of business, (iv) with respect to the certificates from such officers of the Fund only, to the knowledge of such officers after reasonable investigation, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) with respect to the certificates from such officers of the Adviser only, no order having a material adverse effect on the ability of the Adviser to fulfill its obligations under this Underwriting Agreement, the Shareholder Servicing Agreements, the Subscription Agreement, the Investment

                  Advisory Agreement or the Subadvisory Agreement has been issued and no proceedings for any such purpose are pending before or, to the knowledge of the officers of the Adviser after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic and
                  (vi) each of the Fund (with respect to the certificates from such Fund officers) and the Adviser (with respect to the certificates from such officers of the Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (to the extent not waived in writing by the Managing Representatives).

         (e) The Managing Representatives must have received as of each Closing Time a certificate, dated such date, of a member of the Subadviser certifying that (i) the Subadviser has carefully examined the Registration Statement, the Prospectus, and the Pricing Prospectus, (ii) the representations of the Subadviser in the Side Letter, are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Subadviser, which change would materially and adversely affect the ability of the Subadviser to fulfill its obligations under the Subadvisory Agreement, whether or not arising from transactions in the ordinary course of business, and (iv) no order having a material adverse effect on the ability of the Subadviser to fulfill its obligations under the Side Letter or the Subadvisory Agreement has been issued and no proceedings for any such purpose are pending before or, to the knowledge of the member after reasonable investigation, threatened by the Commission or any other regulatory body, whether foreign or domestic and the Subadviser has performed all of its respective agreements that the Side Letter requires it to perform by such Closing Time (to the extent not waived in writing by the Managing Representatives).

         (f) The Managing Representatives must have received as of each Closing Time the opinions dated as of the date thereof substantially in the form of Schedules B, C and D to this Underwriting Agreement from the counsel identified in each such Schedule.

         (g) The Managing Representatives must have received as of each Closing Time from Clifford Chance US LLP an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus, this Underwriting Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Shares. Such opinion and proceedings shall fulfill the requirements of this Section 6(f) only if such opinion and proceedings are reasonably satisfactory in all respects to the Managing Representatives. The Fund and the Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

         (h) The Managing Representatives must have received on the date this Underwriting Agreement is signed and delivered by you a signed letter, dated such date, substantially in the form of Schedule E to this Underwriting Agreement from the independent registered public accounting firm designated in such Schedule. The Managing Representatives also must have received as of each Closing Time a signed letter from such accountants, dated as of the date thereof, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Underwriting Agreement, specified in the letter, to a date not more than five business days before the date of such Closing Time, that would require any change in their letter referred to in the foregoing sentence.

         (i) At Firm Shares Closing Time, the Managing Representatives must have received the Shareholder Servicing Agreements, as executed by the Adviser.

         (j) At Firm Shares Closing Time, the Shares must have been approved for listing on the NYSE and the Chicago Stock Exchange, subject only to official notice of issuance.

         (k) At Firm Shares Closing Time, the NASD must not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7. Termination. This Underwriting Agreement may be terminated by the Managing Representatives by notifying the Fund at any time:

         (a) before the later of the Effective Time and the time when any of the Shares are first generally offered pursuant to this Underwriting Agreement by the Managing Representatives to dealers by letter or telegram;

         (b) as of or before any Closing Time if (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (ii) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or
                  (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity, terrorist activity or crisis shall have occurred, the effect of any of the foregoing (i) -- (iv) which is, in the sole judgment of the Managing Representatives, material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Pricing Prospectus; or

         (c) as of or before any Closing Time, if any of the conditions specified in Section 6 with respect to such Closing Time have not been fulfilled when and as required by this Underwriting Agreement.

8. Substitution of Underwriters. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of any Closing Time the Shares agreed to be purchased as of such Closing Time by such Underwriter or Underwriters, the Managing Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Managing Representatives deem advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Managing Representatives, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of such Closing Time, and

         (a) the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, each of the non-defaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

         (b) the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of such Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representatives to purchase such Shares on the terms set forth in this Underwriting Agreement.

         Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Managing Representatives or the Fund will have the right to postpone the date of the applicable Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus) may be effected by the Managing Representatives and the Fund. If the number of Shares to be purchased as of such Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, and none of the non-defaulting Underwriters or the Fund makes arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Fund or the Adviser except as provided in Sections 5(g) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund or the Adviser or to any non-defaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.       Indemnity and Contribution.

         (a) Each of the Fund and the Adviser, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of
                  Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the
                  Fund) or (i) arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of such Underwriter through the Managing Representatives to the Fund expressly for use with reference to any Underwriter in such Registration Statement, Disclosure Package or prospectus (as amended or supplemented) as set forth in Section 9(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, Disclosure Package or prospectus or necessary to make such information (with respect to such Disclosure Package or prospectus, in light of the circumstances under which they were made) not misleading.

         If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund or the Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund or the Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund or the Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or the Adviser shall not relieve the Fund or the Adviser from any liability which the Fund or the Adviser may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or the Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to the Fund or the Adviser (in which case the Fund or the Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund or the Adviser and paid as incurred (it being understood, however, that the Fund or the Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Fund nor the Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or the Adviser, the Fund or Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

         (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund and the Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, the Fund, the Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of such Underwriter to the Fund or the Adviser expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in the Disclosure Package or Prospectus as set forth in Section 9(f) hereof, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or the Disclosure Package or Prospectus or necessary to make such information not misleading (with respect to the Disclosure Package and Prospectus, in light of the circumstances under which they were made).

         If any Proceeding is brought against the Fund, the Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Adviser or any such person or otherwise. The Fund, the Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel in connection with the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund, the Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

         (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and
                  (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

         (d) The Fund and the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this
                  Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

         (e)      The indemnity and contribution agreements contained in this
                  Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting

                  Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Adviser, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Fund and the Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Adviser, against any of the Fund's trustees, directors or officers or any of the Adviser's shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         (f) The Fund and the Adviser each acknowledge that the statements with respect to (1) the public offering price per share of the Shares as set forth on the cover page of the Prospectus and
                  (2) the selling concessions and reallowances of selling concessions, the statements regarding stabilization, penalty bids and syndicate short selling, and the statements regarding electronic delivery of prospectuses, all as described under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing to the Fund by the Underwriters expressly for use in such document. The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of each of the Underwriters severally for use in the Prospectus.

         (g) Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any liability to the Fund or its security holders by reason of such person's willful misfeasance, bad faith or gross negligence in the performance of its duties or such person's reckless disregard of its obligations and duties under this Underwriting Agreement. This Section 9(g) shall not be construed to imply that the Underwriters have any obligations or duties under this Agreement (except the several obligation to purchase the Shares on the terms and subject to the conditions herein). For avoidance of doubt, it is understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department, and if to the Fund or the Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Adviser, as the case may be, at the offices of the Fund or the Adviser at 1221 Avenue of the Americas, New York, New York 10020.

11. Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and UBS Securities each consent to the jurisdiction of such courts and personal service with respect thereto. The Fund hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Underwriting Agreement is brought by any third party against UBS Securities or any indemnified party. Each of UBS Securities, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Fund and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund and the Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Adviser, as the case may be, is or may be subject, by suit upon such judgment.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund and the Adviser and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

14. Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15. Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund and the Adviser and any successor or assign of any substantial portion of the Fund's, the Adviser's or any of the Underwriters' respective businesses and/or assets, as the case may be.

16. Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of Delaware, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

         If the foregoing correctly sets forth the understanding among the Fund, the Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Adviser and the Underwriters, severally.

                              Very truly yours,


                              VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND


                              --------------------------------------------------
                              By:      Ronald E. Robison
                              Title:   President and Principal Executive Officer


                              VAN KAMPEN ASSET MANAGEMENT




                              --------------------------------------------------
                              By:      Edward C. Wood III
                              Title:   Managing Director

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
A.G. EDWARDS & SONS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
OPPENHEIMER & CO. INC.
RBC CAPITAL MARKETS CORPORATION
WELLS FARGO SECURITIES, LLC
ROBERT W. BAIRD & CO. INCORPORATED
BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, INC.
FERRIS, BAKER WATTS, INCORPORATED
STIFEL, NICOLAUS & COMPANY, INCORPORATED


--------------------------
By:      Todd Reit
Title:   Managing Director


--------------------------
By:      John Key
Title:   Executive Director

                                   SCHEDULE A


UNDERWRITERS                                                                        NUMBER OF SHARES
------------------------------------------------------------------                  ----------------

UBS Securities LLC
Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
Oppenheimer & Co. Inc.
RBC Capital Markets Corporation
Wells Fargo Securities, LLC
Robert W. Baird & Co. Incorporated
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Ferris, Baker Watts, Incorporated
Stifel, Nicolaus & Company, Incorporated
[-]
                                                                                    -----------------
     Total
                                                                                    =================




                                    Sch. A-1